Exhibit 99.3

WHITE ELECTRONIC DESIGNS CORPORATION

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report of White Electronic Designs Corporation (the “Company”) on Form 10-Q for the period ending March 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William J. Rodes, the Chief Accounting Officer of the Company, certify, pursuant to the U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to White Electronic Designs Corporation and will be retained by White Electronic Designs Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

William J. Rodes

/s/William J. Rodes
Chief Accounting Officer
May 12, 2003